UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2011

Eagle Bulk Shipping Inc.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

477 Madison Avenue New York, New York		10022
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (212) 785-2500

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of Eagle Bulk Shipping Inc. (the "Company") was held on June 17, 2011. There were 62,560,436 common shares outstanding and entitled to vote at the meeting. A majority of the outstanding common shares entitled to vote were present in person or by proxy. At the meeting, the matters described below were approved by the shareholders.

1.           The following persons were re-elected Class III directors of the Company to serve until the Annual Meeting of Shareholders in 2014 and until their respective successors are duly elected and qualified or until his earlier death, resignation, retirement, disqualification or removal, by the following number of votes:

	Votes For	Votes Withheld	Broker Non-Votes
Mr. Douglas P. Haensel	29,013,469	4,848,848	18,446,229
Mr. Alexis P. Zoullas	29,247,042	4,615,275	18,446,229

The following persons continue as Class I directors of the Company: Jon Tomasson and Sophocles N. Zoullas. The following persons continue as Class II directors of the Company: Joseph M. Cianciolo, David B. Hiley and Thomas B. Winmill.

2.           The ratification of the appointment of Pricewaterhouse Coopers LLP as the independent registered public accounting firm to audit the financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2011, was approved by the following number of votes:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ratification of Pricewaterhouse Coopers LLP	50,785,056	903,149	620,341	-

There were no broker non-votes.

3.           The non-binding vote to approve executive compensation was approved by the following number of votes:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Non-binding vote to approve executive compensation	18,049,147	14,535,388	1,277,782	18,446,229

4.           A frequency of three years to approve executive compensation was approved by non-binding vote as follows:

	Three Years	Two Years	One Year	Abstentions	Broker Non-Votes
Non-binding vote to approve the frequency of executive compensation	16,594,573	791,486	15,456,955	1,019,303	18,446,229

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC. (registrant)
Dated: June 17, 2011	By:	/s/ Alan S. Ginsberg Name: Alan S. Ginsberg Title: Chief Financial Officer

SK 25083 0001 1205817